UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 9, 2017

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 West South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Real Goods Solar, Inc. (the “Company”) is listed on the Nasdaq Stock Market (“Nasdaq”) and, accordingly, for continued listing must comply with Nasdaq’s minimum shareholders’ equity requirement of $2.5 million. To regain compliance with the minimum shareholders’ equity requirement, the Company completed capital raises in 2016 and, as of today’s date, has shareholders’ equity in excess of $2.5 million.

The Company attended a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) on December 15, 2016 related to the Company’s previously reported non-compliance with Nasdaq’s minimum shareholders’ equity requirement. The Panel has not yet notified the Company of the outcome of the hearing. There can be no assurance that the Panel will permit the Company to retain its Nasdaq listing. The Company’s Class A common stock currently remains listed on Nasdaq under the symbol “RGSE.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Dennis Lacey
Dennis Lacey Chief Executive Officer and Acting Principal Financial Officer

Date:  January 9, 2017